UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2018

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    212-852-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 26, 2018, Twenty-First Century Fox, Inc. (“21CF” or the “Company”) and Sky plc (“Sky”) agreed that all surviving provisions of that certain Co-Operation Agreement between the Company and Sky, dated December 15, 2016, as subsequently amended, shall be terminated with immediate effect.

Item 8.01	Other Events.

On September 22, 2018, the Company announced its intention to make a revised cash offer for the fully diluted share capital of Sky that the Company and its affiliates do not already own at a price of £15.67 for each Sky share (the “21CF Offer”), following the conclusion of the auction process conducted by the UK Panel on Takeovers and Mergers (the “Panel”). On the same day, Comcast Corporation (“Comcast”) announced a revised cash offer by Comcast for the entire issued and to be issued share capital of Sky (the “Comcast Offer”) at a price of £17.28 for each Sky share (the “Comcast Offer Price”), which has been recommended by the Sky Independent Committee. On September 25, 2018, Comcast announced that it had acquired over 30% of the issued share capital of Sky.

On September 26, 2018, the Company issued an announcement (the “UK Announcement”) announcing that it intends to either accept the Comcast Offer in respect of its entire shareholding in Sky of approximately 39% (the “Sky Shares”) or sell the Sky Shares to Comcast at the Comcast Offer Price. The Company may accept the Comcast Offer upon lapse of the 21CF Offer, or at such earlier time as the Panel and the Company may agree. Alternatively, a sale the Sky Shares to Comcast may occur at any time that the Company and Comcast may agree. The Walt Disney Company has consented to the Company’s decision to either accept the Comcast Offer in respect of the Sky Shares or sell the Sky Shares to Comcast.

In addition, the Company announced that the Panel has agreed to grant a dispensation to the Company in respect of its obligation to send a revised offer document to Sky shareholders setting out the 21CF Offer. Sky has consented to such dispensation. Therefore, the Company will not be sending a revised offer document to Sky shareholders.

The Company intends to lapse its offer at the earliest opportunity. This will occur on October 6, 2018 (assuming the Company does not receive sufficient acceptances of the 21CF Offer).

In connection therewith, the Company has also released those Sky directors who gave irrevocable undertakings to accept the 21CF Offer from such undertakings and has announced that Sky shareholders that have accepted the 21CF Offer may now withdraw such acceptances.

A copy of the Company’s press release dated September 26, 2018 and the UK Announcement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Cautionary Notes on Forward Looking Statements

This announcement may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could affect future results are contained in the Company’s filings with the Securities and Exchange Commission. The “forward-looking statements” included in this announcement are made only as of the date of this announcement and the Company does not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Twenty-First Century Fox, Inc., dated September 26, 2018

99.2	UK Announcement by Twenty-First Century Fox, Inc. relating to its offer for Sky plc, dated September 26, 2018

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Twenty-First Century Fox, Inc., dated September 26, 2018

99.2	UK Announcement by Twenty-First Century Fox, Inc. relating to its offer for Sky plc, dated September 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy
Group General Counsel

Dated: September 26, 2018